MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT dated effective as of the 1st day of May, 2004.

BETWEEN:

WILLIAM ASSELSTINE, of
2360 Palmerston Avenue,
West Vancouver, British Columbia, Canada
V7V 2W1

("Asselstine")

OF THE FIRST PART

AND:

INGENIUM CAPITAL CORP.,
a company incorporated under
the laws of the State of Nevada

("Ingenium")

OF THE SECOND PART

WHEREAS:

A.	Ingenium is engaged in the business of mineral exploration of its Glove 2 mineral claim;

B.	Asselstine is the president and the sole director of Ingenium and has business and management expertise;

C.	Asselstine maintains an office with administration services, including telephone and computer services;

D.	Ingenium requires management services and office administration services, including telephone and computer services, and wishes Asselstine to provide same to Ingenium.

NOW THEREFORE THE PARTIES HAVE AGREED and do hereby agree as follows:

1.
Asselstine hereby agrees to provide his services to carry out management and direction of the business of Ingenium, including managing and supervising and coordinating any mineral exploration activities carried out by Ingenium (the "Management Services").

2.	Asselstine hereby agrees to provide office administration services, including telephone and computer services, to Ingenium (the "Administrative Services").

3.
In consideration of Asselstine providing all the Management Services and the Administrative Services to Ingenium, Ingenium agrees to pay to Asselstine a consulting fee in the amount of $500.00 U.S. per month payable on the last day of each month (the "Consulting Fee").

4.	In addition to the payment of the Consulting Fee, Ingenium agrees to reimburse Asselstine for any expenses directly attributable to performing his obligations to Ingenium pursuant to this Agreement.

5.
It is agreed that the Management Services to be provided by Asselstine to Ingenium will account for approximately 15% of Asselstine's business time. The Consulting Fee will be increased in the event that Asselstine is required to spend more than 15% of his business time in providing the Management Services. Any increase to the Consulting Fee will be proportionate based on the actual amount of time spent by Mr. Asselstine in providing the Management Services.

6.	This Agreement shall be on a month-to-month basis and shall be terminable by either party upon one month's notice to the other.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

/s/ William Asselstine
WILLIAM ASSELSTINE

INGENIUM CAPITAL CORP.
by its authorized signatory

/s/ William Asselstine
Signature of Authorized Signatory

William Asselstine
Name of Authorized Signatory